Exhibit 23.2

                     Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 8, 2000, relating to the financial statements of Marathon Ashland Petroleum LLC, which appears in Ashland Inc.'s Annual Report on Form 10-K/A for the fiscal year ended September 30, 1999.

PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania

May 12, 2000